EXHIBIT 99.1


                 CERTIFICATION OF PRESIDENT, TREASURER,
            CHIEF EXECUTIVE, OPERATING AND FINANCIAL OFFICER
                   PURSUANT TO 18 U.S.C. SECTION 1350,
                         AS ADOPTED PURSUANT TO
              SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Commerce Group Corp. (the "Company") on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Edward L. Machulak, President, Treasurer, Chief Executive, Operating and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                     /s/ Edward L. Machulak
Date: August 7, 2003                 ____________________________________
                                     Edward L. Machulak
                                     President, Treasurer,
                                     Chief Executive, Operating
                                     and Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.